UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 3, 2004
(date of earliest event reported)

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605
_____________

Minnesota	41-1859679
(State of Incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369
(Address of Principal Executive Offices)

(763) 656-4300
(Registrant’s telephone number, including are code)

Item 5. Other Events and Regulation FD Disclosure.

        On March 3, 2004, Vascular Solutions, Inc. (the “Company”) entered into stock purchase agreements to sell 888,900 shares of its common stock at $6.75 per share in a private placement to institutional investors through its agents, Stephens, Inc. and Miller Johnson Steichen Kinnard, Inc. Net proceeds of the sale of these shares are expected to approximate $5.6 million after deducting placement costs and fees and are intended to be used for working capital and general corporate purposes. The form of stock purchase agreement is filed as Exhibit 10.1 to this report. The press release, dated March 3, 2004, announcing the transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	The following exhibits are being filed with this report:

10.1 Form of Stock Purchase Agreement between the Company and certain institutional investors. 99.1 Press Release, dated March 3, 2004, of Vascular Solutions, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VASCULAR SOLUTIONS, INC.
Date: March 9, 2004	By: /s/ James Hennen
James Hennen Chief Financial Officer

EXHIBIT INDEX

10.1	Form of Stock Purchase Agreement between the Company and certain institutional investors.

99.1	Press Release, dated March 3, 2004, of Vascular Solutions, Inc.